Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Internet America, Inc. and subsidiaries of our report dated October 2, 2008, relating to our audit of the consolidated financial statements of Internet America, Inc., as of June 30, 2008 and 2007 and for the years then ended.

We also consent to the reference to our firm under the captions “Experts” in such Registration Statement.

/s/ Pannell Kerr Forster of Texas, P.C.
Houston, TX
January 14, 2009